UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OTCPK:SFRT	NA
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	OTCPK: SFRTW	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 9, 2023, the Company received a notice from Polar Multi-Strategy Master Fund (“Polar”) that states it is designating November 9, 2023 as the Valuation Date and Maturity Date under the previously disclosed Forward Purchase Agreement entered into in November 2022. The notice states that the maturity consideration is $6,750,000. Pursuant to the Forward Purchase Agreement, Polar will be remitting Appreciate Holdings, Inc. 2,942,049 recycled shares on November 13, 2023. The full text of the notice is set forth in Exhibit 99.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter from Polar Multi-Strategy Master Fund dated November 9, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: November 17, 2023	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

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